ASSIGNMENT AND ASSUMPTION AGREEMENT AND FIFTH AMENDMENT
                     TO STOCK PURCHASE AGREEMENT

     This Assignment and Assumption Agreement and Fifth Amendment to Stock Purchase Agreement ("Agreement") is made and entered into this 19th day of November, 1999 by and among Kansas City Southern Industries, Inc., a Delaware corporation ("KCSI"), Stilwell Financial, Inc., a Delaware corporation ("Stilwell") and Thomas H. Bailey and Michael Stolper, as individuals.

     WHEREAS, KCSI, Thomas H. Bailey and Michael Stolper are parties to that certain Stock Purchase Agreement dated April 13, 1984, as amended by that certain Amendment to Stock Purchase Agreement dated January 4, 1985, that certain Second Amendment to Stock Purchase Agreement dated March 18, 1988, that certain Third Amendment to Stock Purchase Agreement dated February 5, 1990, and that certain Fourth Amendment to Stock Purchase Agreement dated January 1, 1991 (collectively, "Stock Purchase Agreement");

     WHEREAS, other individuals initially were also parties to the Stock Purchase Agreement but have ceased to be shareholders of Janus Capital Corporation ("JCC") and therefore, in accordance with paragraph 9.12 of the Stock Purchase Agreement, no longer have any rights or obligations under the Stock Purchase Agreement;

     WHEREAS, KCSI proposes to assign the Stock Purchase Agreement to Stilwell and Stilwell is willing to assume the obligations of KCSI under such agreement;

     WHEREAS, Thomas H. Bailey and Michael Stolper are willing to consent to the assignment and assumption of the Stock Purchase Agreement; and

     WHEREAS, the parties desire to amend the Stock Purchase Agreement as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1.     Assignment and Assumption.
       -------------------------
     KCSI hereby assigns and transfers to Stilwell all of its interests in and rights under the Stock Purchase Agreement and Stilwell hereby assumes and agrees to be bound by, satisfy and discharge all of KCSI's obligations under the Stock Purchase Agreement. The actions taken in the preceding sentence hereinafter are referred to as the "Assignment".

2.     Consent.
       -------

     Thomas H. Bailey and Michael Stolper hereby consent to the aforesaid Assignment of the Stock Purchase Agreement.

3.     Effective Date.
       --------------

     The Assignment of the Stock Purchase Agreement shall become effective on the date that the Board of Directors of KCSI approves the distribution of all or substantially all of the shares of Stilwell stock owned by KCSI to the shareholders of KCSI and fixes a record date and distribution date for such distribution (the "Effective Date"). The amendments to the Stock Purchase Agreement set forth below shall become effective as of the date of this Agreement set forth above.

4.     Effect of Assignment.
       --------------------

     (a) The Assignment shall not constitute or result in a release of KCSI from its obligations under the Stock Purchase Agreement, and KCSI shall remain obligated under such agreement as a guarantor of the obligations of Stilwell, and also shall continue to be bound by paragraph 18.06 in the same manner as KCSI was bound thereby prior to the execution of this Agreement.
In the event that Stilwell fails to perform any obligation under the Stock Purchase Agreement within the time fixed by such agreement, Thomas H. Bailey or Michael Stolper may give written notice to Stilwell and KCSI of such failure, and if such failure continues for a period of thirty days after the giving of such notice, KCSI then shall be obligated to immediately perform such obligation. From and after the Effective Date of the Assignment, the obligations of KCSI under the Stock Purchase Agreement shall be solely as set forth in this paragraph 4(a).

     (b) From and after the Effective Date of the Assignment, all references to KCSI in the Stock Purchase Agreement which involve or relate to continuing performance obligations are hereby amended to refer instead to Stilwell. Prior to the Effective Date of the Assignment, all references to Stilwell in the amendments to the Stock Purchase Agreement set forth below shall be deemed to refer to KCSI.

5.    Amendment of Paragraph 9.13.
      ---------------------------

     Paragraph 9.13 of the Stock Purchase Agreement shall be amended and restated to read in its entirety as follows:

     9. 13  The closing of any purchase of JCC Shares made pursuant to this
Article IX shall take place as the parties to such sale may agree, within 120 days after the date of acceptance of an offer to sell, the exercise of an option to purchase, or the incurring of an obligation to purchase, pursuant to this Article IX. At each such closing, the selling Shareholders of JCC shall deliver certificates representing the JCC Shares being sold and Stilwell shall deliver payment for such shares in the manner provided in paragraph 3.02. If the closing occurs on or after the 30th day following the date of acceptance of an offer to sell, the exercise of an option to purchase, or the incurring of an obligation to purchase, Stilwell also shall pay interest on the purchase price for such shares from such 30th day until the closing at a rate equal to 50 basis points above the London Inter-Bank Offered Rate on such 30th day for borrowings with a maturity of 30 days.

6.    Amendment of Paragraph 9.15.
      ---------------------------

     Paragraph 9.15 of the Stock Purchase Agreement shall be amended and restated to read in its entirety as follows:

     9.15

     (a) If Stilwell determines to sell its shares of JCC common stock for cash, stock or other consideration ("Sale of JCC"), and such sale reduces its ownership of JCC to less than 20% of the voting stock of JCC, Stilwell shall, upon such determination, give prompt written notice to the Remaining Shareholders of JCC (other than Stilwell) of such determination. Such Remaining Shareholders shall at Stilwell's request, sell their Shares that are subject to this Agreement to Stilwell or to Stilwell's designee at the price set forth in paragraph 9.15 (c) below. Such sale shall occur at such time and place and in such manner as Stilwell shall reasonably request; provided such sale shall not occur prior to the time Stilwell sells all or a majority of its shares of JCC common stock as set forth in this paragraph.

     (b) If Stilwell does not request that such Remaining Shareholders sell their Shares as set forth in paragraph 9.15(a) above, each such Remaining Shareholder may, with respect to the Shares that are subject to this Agreement, require (i) Stilwell to purchase all such Shares held by such Remaining Shareholder, or (ii) Stilwell to cause the Remaining Shareholder to be included as a seller in the Sale of JCC at the price set forth in paragraph 9.15(c) below and on the other terms agreed to by the parties to such sale. If a Remaining Shareholder exercises such right, Stilwell shall determine which alternative applies. A Remaining Shareholder may exercise such right by giving written notice to Stilwell within thirty days after such Remaining Shareholder receives notice from Stilwell of Stilwell's determination to enter into a Sale of JCC.

     (c)  The purchase price under this paragraph shall be the greater of:

          (i) fifteen times the Net After-Tax Earnings per Share of JCC for the fiscal year ended immediately prior to the date of the Sale of JCC, or

          (ii) the per share consideration to be received by Stilwell for the Sale of JCC.

7.     Amendment of Paragraph 10.06.
       ----------------------------

     Paragraph 10.06 of the Stock Purchase Agreement shall be amended and restated to read in its entirety as follows:

     10.06 For purposes of this Article X and elsewhere in this Agreement, the term "Change in Ownership" shall mean the earlier to occur of the following:

     (a) less than 75% of the members of the Board of Directors of Stilwell shall be individuals who were members of the Board on the effective date of this Amendment or individuals whose election, or nomination for election by Stilwell stockholders, was approved by a vote of at least 75% of the members of the Board in office prior to such election or nomination; or

     (b) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become, without the prior approval of at least 75% of the members of the Board of Directors of Stilwell then still in office who were members of such Board on the effective date of this Amendment or whose election or nomination for election by Stilwell's stockholders was approved by a vote of at least 75% of members of the Board in office at any time after the date of this Agreement, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of Stilwell representing 25% or more (calculated in accordance with Rule 13d-3) of the combined voting power of Stilwell's then outstanding voting securities, and such person shall have filed a proxy statement, or tender offer materials, or any other statement or schedule with the Securities and Exchange Commission, indicating an intention to acquire control of Stilwell.

8.     Amendment of Paragraph 11.01.
       ----------------------------
     Paragraph 11.01 of the Stock Purchase Agreement shall be amended and restated to read in its entirety as follows:

     11.01 The parties hereto have AGREED that the present management of JCC shall continue to operate the business of JCC, including the business of JMC prior to the merger of JMC into JCC, of providing investment advice and management services to Janus Fund, as hereinafter provided. So long as Thomas H. Bailey is a holder of at least 5% of the shares of JCC and continues to be employed as President or Chairman of the Board of JCC and if Thomas H. Bailey does not serve as President of JCC, James P. Craig, III serves as President and Chief Executive Officer (or Co-Chief Executive Officer with Thomas H. Bailey) of JCC, (i) Thomas H. Bailey shall continue to establish and implement policy with respect to the investment advisory and portfolio management activity of JCC, (ii) without Thomas H. Bailey's consent, Stilwell shall not cause JCC to implement, or impose on the management of JCC any policies, conditions or restrictions regarding the policy referred to in (i) other than those which were in place at November 15, 1983, and (iii) any changes in management philosophy, style or approach influencing the management of JCC with respect to the policy referred to in
(i) shall be mutually agreed to by Thomas H. Bailey and by Stilwell. In furtherance of this objective, so long as Thomas H. Bailey is a holder of at least 5% of the shares of JCC and continues to be employed as President or Chairman of the Board of JCC and if Thomas H. Bailey does not serve as President of JCC, James P. Craig, III serves as President and Chief Executive Officer (or Co-Chief Executive Officer with Thomas H. Bailey) of JCC, Stilwell agrees to vote its JCC Shares to elect directors of JCC, at least a majority of whom shall be selected by Thomas H. Bailey, subject to Stilwell's approval, which approval shall not be unreasonably withheld. Each of the preceding provisions set forth in this paragraph is expressly conditioned, however, upon such management and Thomas H. Bailey continuing to perform their respective duties with reasonable care and in a manner which is consistent with past practice and not contrary to the best interests of JCC.

9.     Amendment of Paragraph 18.0 1.
       -----------------------------

     Paragraph 18.01 of the Stock Purchase Agreement shall be amended and restated to read in its entirety as follows:

     18.01 All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given if delivered or mailed, first class, postage paid, to the following addresses:

(a)   If to KCSI:

Kansas City Southern Industries, Inc.
114 West Eleventh Street
Kansas City, Missouri 64105

cc:   John F. Marvin, Esq.
      Sonnenschein, Nath & Rosenthal
      4520 Main Street, Suite 1100
      Kansas City, Missouri 64111

(b)    If to the Shareholders of JCC:

Janus Capital Corporation
100 Fillmore Street
Denver, Colorado 80206

cc:   Jennings J. Newcom, Esq.
      Davis, Graham & Stubbs
      370 17th Street
      Republic Plaza Building, Suite 4700
      Denver, Colorado 80202

      Thomas A. Early, Esq.
      Janus Capital Corporation
      100 Fillmore Street
      Denver, Colorado 80206

(c)   If to Stilwell:

Stilwell Financial, Inc
114 West Eleventh Street
Kansas City, Missouri 64105

cc:   John F. Marvin, Esq.
      Sonnenschein, Nath & Rosenthal
      4520 Main Street, Suite 1100
      Kansas City, Missouri 64111

or to any other address or addresses as may hereafter be specified by notice given by any of the above for itself to the others.

10.     Conflict.
        --------

     If any conflict shall arise between the terms and conditions of this Agreement and the Stock Purchase Agreement, this Agreement shall govern with respect to the matters described herein. Subject to the Assignment and the amendments made herein, the Stock Purchase Agreement shall remain in full force and effect and is hereby reaffirmed by the parties as amended herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                           KANSAS CITY SOUTHERN INDUSTRIES, INC.


                           By:  /s/ L.H. Rowland
                           -------------------------------------------------
                           Landon H. Rowland, Chairman, President and Chief Executive Officer

                           STILWELL FINANCIAL INC.


                           By:  /s/ L.H. Rowland
                           -------------------------------------------------
                           Landon H. Rowland, President


                           /s/ Thomas H. Bailey
                           -------------------------------------------------
                          THOMAS H. BAILEY


                           /s/ Michael Stolper
                           -------------------------------------------------
                           MICHAEL STOLPER